ARROW FINANCIAL CORPORATION
250 Glen Street, Glens Falls, New York  12801












NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Shareholders of Arrow Financial Corporation:

     Notice is hereby given that the Annual
Meeting of Shareholders of Arrow Financial
Corporation, a New York corporation (the
"Company"), will be held at the Queensbury
Hotel, Maple Street and Ridge Street, Glens
Falls, New York, on Wednesday, April 29, 1998, at 2:00 p.m. for the purpose of considering and voting upon the following matters:

     1.   The election of three directors to
Class C for a term of three years, or in each
case until         his or her successor shall
have been elected and qualified.

     2.   To approve a new 1998 Long Term
Incentive Plan, which will authorize the issuance of up to 300,000 shares of Common Stock in the form of stock options and restricted shares, replacing the Company's 1993 Long Term
Incentive Plan.

     3.   Any other business which may be
properly brought before the meeting or any adjournment thereof.




By Order of the Board of Directors



GERARD R. BILODEAU
Secretary
March 27, 1998







YOU ARE REQUESTED TO SIGN AND RETURN THE
ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER
OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.
YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO
THE MEETING, OR IF YOU ATTEND THE MEETING, YOU
MAY REVOKE YOUR PROXY AT THAT TIME, IF YOU WISH.




ARROW FINANCIAL CORPORATION
250 Glen Street
Glens Falls, New York  12801

PROXY STATEMENT FOR ANNUAL MEETING OF
SHAREHOLDERS
April 29, 1998

     This proxy statement is furnished in
connection with the solicitation by the Board of Directors of Arrow Financial Corporation, a New
York corporation (the "Company"), of proxies to be voted at the Annual Meeting of Shareholders
(the "Meeting") to be held on Wednesday, April
29, 1998 at 2:00 p.m., at the Queensbury Hotel,
Maple Street and Ridge Street, Glens Falls, New
York 12801, and at any adjournment thereof.
This proxy statement and the accompanying form of proxy are first being sent to shareholders on March 27, 1998.

     At the Meeting, three directors will be
elected to Class C of the Company's Board of Directors and shareholders will be requested to approve a new 1998 Long Term Incentive Plan, which will replace the 1993 Long Term Incentive
Plan, as discussed in Item 2 of this Proxy
Statement.

RECORD DATE AND VOTING RIGHTS
     The Board of Directors of the Company has fixed March 13, 1998, as the record date for determination of the shareholders entitled to notice of, and to vote at, the Meeting. At the close of business on such date, there were outstanding and entitled to vote 5,765,735 shares of common stock, $1.00 par value, of the Company, which is the Company's only class of stock outstanding. Holders of record of common stock at the close of business on the record date are entitled to one vote for each share held on each matter submitted to a vote at the Meeting.

     A majority of the outstanding shares
present or represented by proxy will constitute a quorum at the Meeting. Consistent with applicable state law and the Company's
Certificate of Incorporation and Bylaws, the Company will treat all shares represented by proxy or in person at the Meeting as shares present or represented at the Meeting for purposes of determining a quorum. Shares represented by proxies or voted in person on ballots marked "WITHHOLD" or "ABSTAIN" on any proposal will be treated as shares present or represented at the Meeting for purposes of determining a quorum but will not be treated as shares voting on such proposal.
Shares held in "street name" by brokers which are present or represented at the Meeting but are not voted by such brokers, for any reason, on a matter presented at the Meeting (so-called
"broker nonvotes") will be treated
as shares present in person or represented by proxy at the Meeting for purposes of determining a quorum but will not be treated as shares voting on such matter. In the election of directors, which requires the affirmative vote of a plurality of the shares voting on such matter at the Meeting, neither shares voted
"WITHHOLD" on the election of one or more directors nor broker nonvotes on such election will have the effect of a vote "against" the election of one or more directors.

PROXIES
     Any shareholder executing a form of proxy which is solicited hereby has the power to revoke it prior to exercise of the authority conferred thereby. Revocation may be made effective by attending the Meeting and voting the shares of stock in person, or by delivering to the Secretary of the Company at the principal offices of the Company prior to the Meeting a written notice of revocation or a later-dated, properly executed proxy.

     Proxies will be solicited by mail. They may also be solicited by directors, officers and regular employees of the Company and its subsidiaries personally or by telephone or telegraph, but such persons will receive no additional compensation for such services.
The Company will bear all costs of soliciting proxies. Should the Company, in order to solicit proxies, utilize the services of other financial institutions, brokerage houses or other custodians, nominees or fiduciaries, the Company will reimburse such persons for their out-of-pocket expenses.

PRINCIPAL SHAREHOLDERS OF THE COMPANY

     To the knowledge of the Board of Directors, there were no persons who beneficially owned more than five percent of the outstanding shares of the Company's Common Stock as of December 31,
1997.  Glens
Falls National Bank and Trust Company, in its capacity as trustee of the Company's Employee
Stock Ownership Plan ("ESOP"), held 398,840 shares or 6.81% of the total number of such shares outstanding as of such date although, because most such shares were allocated to ESOP participants, Glens Falls
National's beneficial ownership of the Common
Stock did not exceed five percent on such date.

SHAREHOLDER PROPOSALS

     If a shareholder proposal is to be
considered for inclusion in the proxy statement for a forthcoming meeting of the Company's shareholders, such proposal must be submitted on a timely basis and the proposal and proponent thereof otherwise must meet the requirements established by the Securities and Exchange Commission for shareholder proposals.
Proposals for the Annual Shareholders' Meeting to be held in 1999 will not be deemed to be timely submitted unless they are received by the Company at its principal executive offices no later than December 1, 1998. Such proposals, together with any supporting statements, should be directed to the Secretary of the Company. For the requirements applicable to shareholder input into the nomination of directors, see the discussion under Board Committees on page 6.




 ITEM 1.  ELECTION OF DIRECTORS AND
INFORMATION WITH RESPECT TO DIRECTORS AND
OFFICERS



     The first item to be acted upon at the
Meeting is the election of three directors to Class C of the Board of Directors each to hold office for three years, or in each case until his or her successor shall have been elected and qualified. Directors will be elected by a plurality of the shares voting at the Meeting.

     Under the Company's Certificate of
Incorporation and Bylaws, the Board of Directors is divided into three classes, one class to be elected each year for a term of three years. The total number of directors is fixed from time to time by the Board of Directors. As of the Meeting, the number of directors will be ten.

     All proxies which are timely received by the Secretary in proper form prior to the election of directors at the Meeting, and which have not been revoked, will be voted "FOR" the Board's three nominees for
Class C listed below (unless any nominee is unable to serve or for good cause will not serve), subject to any specific voting instructions received with any proxy, including the withholding of authority to vote for any or all nominees.

     Each of the Board's nominees has consented to being named in this proxy statement and to serve if elected, and the Board knows of no reason to believe that any nominee will decline or be unable to serve if elected. Each of the three nominees is presently serving on the Board of Directors.
Also listed below are the current directors whose terms do not expire at the Meeting and who are expected to continue to serve on the Board after the Meeting and until their respective terms expire.

     The following information is provided with respect to each nominee for director to be elected at the Meeting and each continuing director of the Company whose term of office extends beyond the date of the Meeting:


 NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE

                                                                  Shares of Common
                                                               Stock of the Company
                                                                Beneficially Owned
Name and Principal                        Director of the    as of December 31, 1997(d)
Occupation(a)(b)(c)               Age       Company Since     Number           Percent

Nominees for Director:

Class C (To be Elected
  to Terms Expiring in 2001):
Thomas L. Hoy                      49             1996      53,283 (1)              -
President & CEO of the Company
and Glens Falls National Bank
and Trust Company

Dr. Edward F. Huntington           67             1983      10,749 (2)              -
Adjunct Professor, SUNY
Albany & Plattsburgh-Retired

Doris E. Ornstein                  67             1987       7,429                  -
President, Wharton Business
Brokers (real estate specialists)

Directors Continuing in Office:

Class A (Terms Expiring in 1999):

Michael B. Clarke                  51             1988       8,791                  -
President & CEO, Glens Falls
Cement Co., Inc. (cement
production)

Kenneth C. Hopper, M.D             59             1983      33,703  (3)             -
Chairman & CEO, Northeastern
Clinical and Toxicology
Laboratory, Inc.
 (medical laboratory)

Michael F. Massiano                63             1983      90,416  (4)             1.56
Chairman of the Board of the
Company and Glens Falls National
Bank and Trust Company

Daniel L. Robertson                69             1983       8,004  (5)             -
President, Loomis & LaPann, Inc.
(insurance agency)


Class B (Terms Expiring in 2000):

John J. Carusone, Jr               56             1996          42                  -
Attorney, Carusone & Carusone
(law firm)

David G. Kruczlnicki               45             1989      12,385  (6)             -
President & CEO, Glens Falls
Hospital (health care facility)

David L. Moynehan                  52             1987      13,278  (7)             -
President, Riverside
  Gas & Oil Co.
(petroleum products distributor)

Shares Beneficially Owned By
Other Executive Officers:

John J. Murphy                     46              N/A      54,465  (8)             -
Executive Vice President,
Treasurer & CFO of the
Company and Glens Falls
National Bank and Trust Company

John C. Van Leeuwen                54              N/A       9,996  (9)             -
Senior Vice President & Chief
Credit Officer of the Company and
Glens Falls National Bank
and Trust Company

Shares Beneficially Owned By
All 13 Director Nominees,
Continuing Directors and
Executive Officers as a Group                              318,201 (10)             5.43


NOTES:
(a)  Certain of the nominees and directors
continuing in office also serve as directors of one or more of the Company's subsidiary banks, specifically, Glens Falls National Bank and
Trust Company or Saratoga National Bank and
Trust Company. Directors of the Company who also serve as directors of Glens Falls National
Bank are Mr. Clarke, Dr. Hopper, Mr. Hoy, Dr.
Huntington, Mr. Kruczlnicki, Mr. Massiano, Mr.
Moynehan, Mrs. Ornstein and Mr. Robertson.
Mr. Carusone also serves as a director of Saratoga National Bank. Of the nominees and directors continuing in office, only Mr. Hoy is currently an officer or employee of the Company or its subsidiaries.

(b) The business experience of each director during the past five years was that typical to a person engaged in the principal occupation or business listed for each. Except as noted, each of the nominees and directors continuing in office has held the same or another executive position with the same employer during the past five years.

(c) No family relationship exists between any two or more of the nominees, directors or executive officers of the Company or its subsidiaries, except that David L. Moynehan, a director of the Company, is the brother-in-law of John J. Murphy, the Executive Vice President,
Treasurer & Chief Financial Officer of the
Company.

(d) Beneficial ownership of shares, determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person, directly or indirectly, has or shares voting power and/or investment power, and all shares which the person has a right to acquire within 60 days of the reporting date.
Unless otherwise noted below, each individual has sole beneficial ownership of all shares listed as beneficially owned by such individual.
Percentage of shares beneficially owned is listed only for those with one percent or more beneficial ownership.

  (1)     Includes 9,563 shares held in Mr.
Hoy's account under the Company's ESOP, 849 shares held by his wife directly, 398 shares held by his son directly, 398 shares held by him as custodian for his daughter and 29,151 shares subject to exercisable options received by Mr.
Hoy under the Company's compensatory stock option plans.

  (2)     Includes 9,052 shares held jointly by
Dr. Huntington with his wife and 548 shares held in a Simplified Employee Pension Plan.

  (3)     Includes 23 shares held by a company
that Dr. Hopper controls.

  (4) Includes 20,046 shares held in Mr. Massiano's account under the Company's ESOP, 3,625 shares held by his wife directly and 19,104 shares subject to exercisable options received by Mr.
Massiano under the Company's compensatory stock option plans.

  (5)     Includes 912 shares held by Mr.
Robertson's wife directly.

  (6)     Includes 462 shares held jointly by
Mr. Kruczlnicki with his wife.

  (7)     Includes 2,299 shares held jointly by
Mr. Moynehan with his wife.

  (8)     Includes 9,045 shares held in Mr.
Murphy's account under the Company's ESOP, 7,261
shares held jointly with his wife and 38,145 shares subject to exercisable options received by Mr. Murphy under the Company's compensatory stock option plans.

  (9)     Includes 4,482 shares held in Mr. Van
Leeuwen's account under the Company's ESOP, 120 shares held jointly with his wife, 182 shares held by him as custodian for his sons and 4,551 shares subject to exercisable options received by Mr. Van Leeuwen under the Company's compensatory stock option plans.

(10) Includes 96,552 shares subject to
exercisable options received by such persons under the Company's compensatory stock option plans.


     In 1997, the Board of Directors of the
Company met 6 times. During the year, each of the directors attended at least 75 percent of the total number of the meetings of both the Board and all the committees of which the director was a member.

BOARD COMMITTEES

     The Company has an Audit Committee which met once during 1997. Members of the Committee are Directors Carusone, Clarke, Huntington,
Kruczlnicki and Massiano. Mr. Hoy is an ex-officio member and as such is expected to attend meetings and to provide information requested by, and to respond to questions from Committee members. The Audit Committee examines the soundness and solvency of the Company and its subsidiaries, causes suitable audits and examinations to be made, ensures that adequate fiscal controls and procedures are maintained, and makes recommendations and reports to the full Board of Directors.

     The Company has a Personnel Committee which met two times during the last fiscal year.
Members of the Committee are Directors Clarke,
Huntington, Kruczlnicki and Massiano. Mr. Hoy is an ex-officio member and as such is expected to attend meetings and to provide information requested by, and to respond to questions from Committee members. The Committee performs the functions of both a nominating and a compensation committee. In addition to making recommendations to the full Board on nominations of candidates for director of the Company, the Committee reviews, not less often than annually, all compensation arrangements and benefit plans covering officers and employees of the Company and its subsidiaries and makes various recommendations and determinations on such matters. The Committee also makes final determinations on all awards under the Company's compensatory stock plans, including grants of stock options to executives and other key employees. See "Report of Personnel Committee on Executive Compensation," beginning on page 11 of this proxy statement. Any shareholder who wishes to nominate an individual for possible election as a director of the Company at any shareholders' meeting must follow the requirements for shareholder nomination set forth in Section 3.4 of the Bylaws of the Company. Under that section, shareholders wishing to nominate an individual for election as a director must submit the name of the candidate in writing to the Secretary of the Company no later than 120 days prior to the date of the forthcoming annual meeting of shareholders, along with a brief resume of such individual's qualifications to serve as a director. Any such shareholder nomination for the 1999 Annual Shareholders' Meeting must be submitted to the Secretary of the Company not later than December 31, 1998. The Personnel
Committee of the Board of Directors may, but shall not be required to, consider any such individual when it prepares its own list of recommended nominees for consideration by the full Board of Directors prior to the annual meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING
COMPLIANCE

     During 1997, the directors and executive officers of the Company made timely filings of all securities transaction reports required to be filed by them with the Securities and Exchange Commission under Section
16(a) of the Securities Exchange Act of 1934.





COMPENSATION COMMITTEE INTERLOCKS
 AND INSIDER PARTICIPATION

     No member of the Personnel Committee during
1997 was an officer or employee of the Company
or any of its subsidiaries during that year or a
former officer of the Company or any of its
subsidiaries, except for Mr. Massiano, who is
Chairman of the Board of the Company and Glens
Falls National Bank and formerly  served as
President & CEO of the Company until his
retirement on December 31, 1996.    Mr. Hoy, who
is President & CEO of the Company and Glens
Falls National Bank and Trust Company, is an ex-officio member of the Committee. Ex-officio members have certain duties relating to the Committee, as described above under "Board
Committees", but do not participate in Committee decisions.


EXECUTIVE COMPENSATION

     The following table sets forth information concerning total compensation and compensatory awards received in the last three years by the Chief Executive Officer of the Company and each other executive officer whose salary and bonus exceeded $100,000 in 1997:

SUMMARY COMPENSATION TABLE


                                                    Annual Compensation               Long-Term Compensation

                                                                          Restricted   No. Of
                                                          Other Annual    Stock        Options/   All Other
Name/Principal             Year      Salary      Bonus      Compensation    Awards       SARs     Compensation
Position                   ( a )     ( b )       ( c )      ( d )            ( e )       ( f )

Thomas L. Hoy              1997      $180,000  $ 85,050      -               -           12,000    $ 16,754
President &                1996       150,700    42,308      -               -           12,600      15,515
Chief Executive Officer    1995       134,050    28,100      -               -            8,085      11,422

John J. Murphy             1997       140,000    37,800      -               -            7,000      13,485
Executive Vice President,  1996       126,500    52,600      -               -            7,350      13,615
Treasurer & CFO            1995       118,000    26,500      -               -            8,085      10,620

John C. Van Leeuwen        1997        93,000    15,120      -               -            3,000       8,612
Senior Vice President &    1996        84,154    25,631      -               -            4,200       8,581
Chief Credit Officer       1995        80,000    10,000      -               -            3,696       7,391




    Notes to Summary Compensation Table (note references are to columns):


(a)  Salary: Includes base salary and any
amounts that are deferred at the election of the officer under a 401(K) plan or otherwise.

(b)  Bonus: Represents cash bonuses paid to
executives for such year under the Company's
Short-Term Incentive Award Plan whether such amounts are deferred or paid immediately. Under the Plan, annual bonuses are paid to key employees, including executive officers of the Company, provided certain pre-established threshold and/or target earnings levels have been attained. Bonuses typically are determined and paid in January or February of the ensuing calendar year.

(c)  Other Annual Compensation: Excludes
perquisites and other benefits, unless the aggregate amount of such compensation exceeds the lesser of either $50,000 or 10 percent of the total of annual salary and bonus reported for the named executive officer. No executive officers received perquisites having a value greater than such amount in any of the last 3 years.

(d) The Company has not awarded any restricted stock under its compensatory stock plan in the past three years.

(e) Options: Represents the number of shares subject to options granted to the named executive officer (as adjusted for subsequent stock dividends). For more information on options, see the tables and notes under "Stock
Option Plans" below.

(f) All Other Compensation: Includes (i) the value of the Company's contributions to the ESOP for the named executive officer, and (ii) amounts paid for premiums for term life insurance benefitting the named executive officer. In 1997, the amounts indicated for each of the named executive officers consisted of the following: Mr. Hoy, $15,654 for ESOP and $1,100 for term life insurance; Mr. Murphy, $12,494 for ESOP and $992 for term life insurance; and Mr. Van Leeuwen, $7,708 for ESOP and $904 for term life insurance.

STOCK OPTION PLANS

     In past years, the Company has maintained compensatory stock plans under which key employees have been granted stock options, including both tax qualified (incentive) stock options and non-qualified stock options.
Information relative to stock option activity for the named executive officers in the Summary
Compensation Table above for the year ending
December 31, 1997, is set forth in the following tables:


OPTION/SAR GRANTS TABLE
Options/SAR Grants in Last Fiscal Year

Individual Grants






                     ( a )                                         ( b )             ( c )           ( d )
               No. Of Securities     % of Total Options/SARs                                       Grant Date
               Underlying Options/   Granted to Employees      Per Share Exercise   Expiration     Present Value
Name              SARs Granted       in Fiscal Year            or Base Price        Date            (dollars)
Thomas L. Hoy          12,000        27.59%                   $  32.81              11/25/2007     $ 102,480
John J. Murphy          7,000        16.09                       32.81              11/25/2007        59,780
John C. Van Leeuwen     3,000         6.90                       32.81              11/25/2007        25,620


Notes to Stock Option Table (note references are to columns):

(a)  All options listed were granted on November
26, 1997 without tandem stock appreciation rights (SARs). Options awarded under the Company's compensatory stock plans normally become exercisable in stages (e.g., options awarded in 1997 become exercisable in 25 percent increments on each of the first four anniversaries of the date of the grant).

(b) Represents 100 percent of the market value of the Company's Common Stock on the date of grant, based on the average of the closing bid and asked prices per share of Common Stock reported on NASDAQ for such date.

(c)  Options awarded under the Company's
compensatory stock plans normally have 10 year terms, subject to earlier termination in the event of termination of employment with the Company.

(d) The estimated grant date present value of the options has been determined by using the Black-Scholes option pricing model, a commonly used method of valuing options on the date of grant. The assumptions utilized in applying the Black-Scholes model were as follows: (a) the useful life of the options was estimated to be seven years from the date of the grant; (b) the risk-free discount rate applied for purposes of the valuation, consistent with the seven-year estimated life of the options, was the seven-year Treasury Rate as of the date of grant; (c) the volatility factor utilized was the three-year volatility of the company's
Common Stock, or 20.5 percent (volatility is calculated based on fluctuations of daily closing stock prices); (d) the dividend yield on the Common Stock was assumed to be 2.5 percent for purposes of the analysis only; and (e) a discount of 3 percent per year was utilized reflecting estimated risk of forfeiture prior to exercise.



OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE
Aggregate Option/SAR Exercises in Last Fiscal
Year and FY-End Option/SAR Values




                                          (a)                    (b)                          (c)
                                                      Number of Unexercised        Value of Unexercised In-the
                                                      Options/SARs at FY-End       Money Options/SARs at FY-End
Name                Shares Acquired   Value Realized  (Exercisable/Unexercisable)  (Exercisable/Unexercisable)
Thomas L. Hoy               0                    0            E - 29,151                E -  $594,682
                                                              U - 28,496                U -   253,956

John J. Murphy          3,039             $ 65,833            E - 38,145                E -   899,967
                                                              U - 18,057                U -   173,905

John C.Van Leeuwen          0                    0            E -  4,551                E -    81,146
                                                              U -  8,899                U -    90,817

Notes to Option/SAR Exercises and Year-End Value
Table (note references are to columns):


(a)  Represents the difference between the
market value of shares of Common Stock received
upon exercise of an    option, based on the
average of the closing bid and asked prices for the Company's Common Stock as reported by NASDAQ on the date of exercise, and the exercise price of such options.

(b)       E = Exercisable, U = Unexercisable

(c)  The dollar value of unexercised
in-the-money options at December 31, 1997, was calculated by determining the difference between the market value of the shares of Common Stock underlying the options at year-end, based upon the average of the closing bid and asked prices for the Company's Common Stock as reported on NASDAQ as of December 31, 1997, and the exercise price of the options.


Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, including language that might be interpreted to incorporate by reference future filings, including this proxy statement, in whole or in part, in such previous filings, the following Performance Graph and Report of Personnel Committee on Executive
Compensation shall not be incorporated by reference into any such filings.

COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
AMONG ARROW FINANCIAL CORPORATION,
THE NASDAQ STOCK MARKET (U.S. Companies), AND
NASDAQ BANK STOCKS


                               12/31/92  12/31/93  12/31/94  12/30/95  12/29/96  12/31/97
Arrow Financial Corporation         100     162.2     213.8      268.7     390.5     602.3

Nasdaq Stock Market                 100     114.8     112.2      158.7     195.2     239.5

Nasdaq Bank Stocks                  100     114.0     113.6      169.2     223.4     377.4




Notes:
     A.  Data prepared by the Center for
Research in Security Prices.
     B.  The lines represent monthly indices
levels derived from compounded daily returns that include all dividends.
     C.  The indices are reweighted daily, using
the market capitalization on the previous trading day.
     D.  If the monthly interval, based on the
fiscal year-end, is not a trading day, the preceding trading day is used.
     E.  The level of each index was set at $100
on 12/31/92.




REPORT OF PERSONNEL COMMITTEE
ON EXECUTIVE COMPENSATION

Introduction

     The Personnel Committee of the Board of
Directors (the "Committee") is composed
exclusively of nonemployee directors.   A
principal task of the Committee is to act on compensation matters related to the Chief
Executive Officer (the "CEO") and other
executive officers of the Company. As part of that process the Committee reviews survey data regarding executive compensation paid by peer banks plus additional input as may be sought and received from compensation consultants. The
Committee then reviews compensation
recommendations from management and develops its own recommendations, which it submits to the full Board for review and ratification.
The Committee also has the discretion to make final decisions on incentive compensation awards to executive officers and other key employees, including annual bonus awards under the Company's short-term incentive plan and stock-based awards under the Company's long-term compensatory stock plans.

     The Committee is submitting this report
summarizing its compensation policy for 1997 and in particular its compensation recommendations and decisions for President and CEO Thomas L.
Hoy and the other
executive officers.


Compensation Philosophy

     The Committee supports a three part
approach to executive compensation consisting of base salary, annual incentives (bonus) and long-term incentives. Base salary is reviewed and set annually within competitive ranges established on the basis of survey data, with the specific amounts to be determined based on prior period individual and Company performance. The annual incentive or bonus component is payable through the Company's
Short-Term Incentive Award Plan, with awards tied to the annual performance of the relevant business unit and to the executive's individual performance during the year. The long-term incentive component of compensation is addressed through the compensatory stock plans, which provide for grants of stock options or restricted stock.

     The Committee reviews each component of
executive compensation on an annual basis and makes recommendations to the full Board on any adjustments among the component elements that it believes are appropriate.

     The executive compensation program is
intended to attract and retain key executives and to motivate them to help the Company achieve increased profitability, strong credit quality and enhanced shareholder value. The long-term incentive feature also encourages significant share ownership by key executives. For individual officers, types and amounts of executive compensation are established based upon their varying levels of responsibility, subjective and objective evaluations of their performance and the financial performance of their relevant business unit. Attention is also given to the compensation being paid to various levels of executives by other banking organizations in the Company's peer group, particularly those organizations doing business in the Company's geographic market.

     At the level of CEO, overall compensation is based both on corporate performance factors, which include earnings per share, capital accumulation, strategic initiatives and new products and markets, and upon individual performance factors, such as leadership, commitment to the community and professional standing. In making its recommendations on CEO compensation, the
Committee also takes into account CEO
compensation
at peer group banks.


Compensation Administration

     Base salaries for executive officers,
including the CEO, are reviewed on an annual basis. Any base salary increases will reflect an executive's contributions to the overall
Company performance, the executive's position within an appropriate salary range and median increases in both the banking industry and industry in general. Committee recommendations for executive base salaries are reviewed and ratified by the full Board.

     Annual incentive compensation is addressed through the Company's Short-Term Incentive Award
Plan, with the payment of bonuses generally to depend upon whether certain pre-established financial performance threshold levels for the year are met. If the pre-established threshold levels are met, the size of individual bonuses may then vary depending on the extent to which those levels are exceeded and on certain objective and subjective measures of performance. The
Committee works with management at the beginning of the fiscal year to establish the threshold performance levels under the Plan for that year plus any target levels beyond the threshold. Typically, threshold and target performance levels are based on budgeted operating earnings. Final decisions on those key employees entitled to Plan bonuses and the amounts of those bonuses are made by the Committee at the beginning of the following fiscal year, after considering senior management's recommendations. The full Board reviews and ratifies the Committee's decisions.

     Long-term incentive compensation for
executives and other employees is addressed through the Company's compensatory stock plans.
These plans provide for the grant of stock-based compensatory awards, such as stock options, the value of which is directly dependent on the market performance of the Company Common Stock over an extended period of time. The principal stock plan utilized in recent years for the grant of compensatory stock awards to executives has been the Company's 1993 Long-Term Incentive Plan. At this year's annual meeting, shareholders are being asked to consider and vote upon a 1998
Long-Term Incentive Plan, which
is essentially an extension of the 1993 plan.
The number of shares authorized for future awards under the 1998 plan would, the Committee believes, meet the Company's needs for long-term incentive compensation for another five years, absent unusual developments. See the discussion of the proposed 1998 plan under "Item 2, Approval of the Arrow Financial
Corporation 1998 Long-Term Incentive Plan".

     Under all compensatory stock plans, the
Committee has the sole discretion to select which executives or other employees are to receive awards, based on factors such as attainment of Company financial goals and individual performance, as well as the types and amounts of those awards. Under both the 1993 plan and the proposed 1998 plan, awards may take the form of stock options or shares of restricted stock. Stock options granted under the Plan must have an exercise price not less than the market price of the Company's Common Stock on the date of grant and may be exercised only after a designated vesting date and then only if the optionee is still employed by the Company. Essentially, this means that executives who receive options realize gain only if the Company's stock price improves over the life of the option and only if the executive continues with the
Company. Heretofore, the Committee has not granted any form of stock-based compensation other than stock options and expects that stock options will continue in the future to be the predominant if not the exclusive means of providing long-term incentive compensation to executives.

     In 1993, Congress adopted a new provision of the Internal Revenue Code (the "Code"),
Section 162(m), which disallows a tax deduction to public companies for any compensation exceeding $1 million paid to certain top executives. The Committee does not believe the statutory ceiling on deductible compensation will be relevant to the Company in the foreseeable future.

Executive Compensation Decisions in 1997

     The Committee noted after reviewing survey data on executive compensation at other banks that Mr. Hoy's base salary was considerably below the median salary of CEOs at a group of the Company's peer banks.
The Committee also considered the leadership displayed by Mr. Hoy in directing the Company's operations during his first year as CEO, particularly his key role in the acquisition of six branch offices from Fleet Bank and the successful integration of these branches, which was a major factor in the financial performance of the Company during 1997 and positioned the Company for continued growth in future years.
Accordingly the Committee
recommended and the Board granted to Mr. Hoy a base salary increase in 1997, both to reflect his expanded role and greater responsibilities as President and CEO of the Company and to begin to bring his salary in line with the salaries of his counterparts at the other banks. Considering the Company's solid earnings record and the effective performance of senior management generally in 1997, the Committee also approved appropriate salary increases for the other executive officers.

     Operating earnings in 1997 exceeded both the threshold and target levels previously established under the Short-Term Incentive Award
Plan. As a result, the Committee approved annual bonuses for key employees, including the executive officers. These bonuses were reviewed and ratified by the full Board.
The individual bonuses received by the executive officers listed in the Summary Compensation
Table on page 7, which are shown
in column (b) of the table, averaged
approximately one-third of 1997 salaries for this group.

     Because of significant improvement in all continuing key performance areas, the Committee determined at year- end 1997, that grants of stock options would be awarded to each executive officer under the 1993
Long-Term Incentive Plan. Based on present values ascribed to these stock options, the awards constituted approximately one-fifth to one-fourth of overall executive compensation for 1997. The number of options awarded to each named executive in the Summary
Compensation Table on page 7 is included in column (e) of the table and the estimated present value of those options is included in column (d) of the Option/SAR Grants Table on page
8.

       In reviewing executive compensation
specifically, as in prior years, the Committee used as a basis of comparison the reported executive compensation of a peer group of publicly held bank holding companies located in New York. This year there were 10 companies in that peer group. This peer group is different from, but contains some of the same banks as, the group of companies whose stocks are included in the NASDAQ Bank
Stock Index represented on the Performance Graph on page 10 of the proxy statement.



PERSONNEL COMMITTEE



Michael B. Clarke, Chairman
Dr. Edward F. Huntington
David G. Kruczlnicki
Michael F. Massiano





                          EMPLOYMENT CONTRACTS

     Thomas L. Hoy, President and Chief
Executive Officer of the Company, and John J.
Murphy, Executive Vice President, Treasurer, and
Chief Financial Officer of the Company, are
serving under employment contracts
with the Company.  Under these contracts, each
is guaranteed his current base annual salary,
and certain other benefits for the duration of
his contract.  Mr. Hoy and Mr. Murphy first
entered into employment agreements
with the Company on  December 31, 1990.   In
November 1997, when the Board renewed their contracts, it also amended each to extend the term from two to three years and to increase the payout amounts upon a change-in-control
(described below), from 200% to 299% of the base amount. Each of these contracts will continue until December 31 of the second year after that year, if any, when the Board of Directors of the Company elects not to grant a one year extension of the contract.
Each contract provides that, in the event of a change-in-control of the Company, or if the officer in question is assigned less important duties, the officer may within 1 year after such occurrence, elect early retirement and receive an amount payable in installments (or in a lump sum, in the event of financial hardship) equal to approximately three times his salary under the contract. Also, during
1997 the Board added a death benefit to Mr.
Hoy's contract under which, in the event of his death during the term of the contract, his beneficiary will receive a payment equal to his base salary at the time.


COMPENSATION OF DIRECTORS

     Each director of the Company currently
receives for his or her services as a director a fee of $500 per quarterly Board of Directors meeting attended, $400 per meeting attended of committees of the Board of which he or she is a member, and an annual retainer fee of $4,000. The Chairmen of the Company's Audit and Personnel Committees receive an additional annual retainer of $1,500.
Directors of the subsidiary banks receive a fee of $400 per Board meeting attended and also receive a fee of $350 for each meeting of the bank board committee attended and an annual retainer of $2,500. Directors who are also
Executive Officers receive no director's fees, including retainer fees or fees for attendance at Board or Committee meetings.

     The Company maintains an unfunded Directors
Deferred Compensation Plan, in which outside
directors of the Company and its subsidiaries
may participate.  Under this plan, each such
director is able to make
an irrevocable election to defer, during his or
her term of office, all or a portion of the
directors' fees due.   The account of a
participating director is credited with the dollar amount of deferral and with quarterly interest payments on the balance at a rate equal to the best rate being paid from time to time by Glens
Falls National Bank and Trust Company on its
Individual Retirement Account certificates of deposit. Directors who participate in the Directors Deferred Compensation Plan receive payments from their accounts in cash, either in lump sum or in annual installments, commencing at a preselected deferral date. In
1997, 3 directors participated in the
plan.





PENSION PLAN

     The Company maintains a tax-qualified
Defined Benefit Retirement Plan (the "Retirement
Plan") for eligible employees.  The Retirement
Plan covers employees of the Company and all subsidiaries who work
1,000 hours or more per year, have attained the age of 21, and have completed one year of service.


     Annual retirement benefits under the
Retirement Plan are computed according to a formula based on the employee's annual average earnings for the highest consecutive five of the last ten years of service and his or her number of years of service and are subject to certain limits under federal law, specifically, the Employee Retirement Income
Security Act ("ERISA"). Covered compensation under the Retirement Plan includes salary, overtime, sick pay, bonuses, and certain other cash and noncash benefits. Covered compensation under the Plan during 1997 for the named executive officers in the Summary Compensation
Table on page 7 includes all of the
compensation listed in columns (a) and (b) of the Summary Compensation Table plus certain term insurance premiums paid on behalf of the executive officers (included in column (f) of the Table) plus certain amounts not included in the Table (i.e., the Company's matching contributions to the officers' Employee Stock
Purchase Plan accounts, the dollar value of limited perquisites provided by the Company to the named executive officer, and any compensation realized upon exercise of nonqualified stock options).

     The Company also maintains an unfunded
Select Executive Retirement Plan ("SERP"), which
contains both a pension supplement feature and a
special early retirement feature.  The pension
supplement feature is structured so as to provide for a supplemental payment, upon retirement, to those senior officers who are selected to participate
in this feature of  the SERP equal to any
pension benefits which would have been received
by them under the Company's Retirement Plan
described above were it not for the maximum
payment limitations for such plans established
under ERISA.   Mr. Hoy and Mr. Murphy have been
selected to participate at such time in the pension supplement feature of the SERP. Under the special early retirement feature of the SERP, certain of the senior officers who retire early may be approved by the Board at such time to receive an additional retirement payment, in a series of installments or, with the approval of the Board at retirement, in a lump sum.

     The following table represents estimated annual retirement benefits payable under the Company's Retirement Plan and SERP to persons having specified final average earnings and years of service, assuming such persons have been selected to participate in the SERP's pension supplement feature (but excluding any amounts that might be receivable under the SERP's special early retirement feature.)

Estimated Annual Pension Based
on Years of Service Indicated
For Those Retiring at Age 65 in 1998

Average Annual Earnings
For Last 5 Years of
Service                   15             20            25            30
$100,000                  $23,916        $31,887       $  39,860     $  47,831
 150,000                   37,041         49,387          61,735        74,081
 200,000                   50,166         66,887          83,610       100,331
 250,000                   63,291         84,387         105,485       126,581


     The number of credited years of service
under the Retirement Plan as of December 31, 1997, for each of the named executive officers in the Summary Compensation Table is as follows:
23 years for Mr. Hoy, 24 years for Mr. Murphy and 12 years for Mr. Van Leeuwen.

     Benefits under the Plan are computed as
straight-life annuity amounts although
participants may make certain alternative elections upon or before retirement. Amounts payable to executives under the Retirement
Plan and the SERP are not subject to offset for Social Security benefits.





TRANSACTIONS WITH DIRECTORS, OFFICERS AND
ASSOCIATES

     Some of the nominees for director,
continuing directors, and executive officers of the Company (and members of their immediate families and corporations, organizations, trusts and estates with which these individuals are associated) have, at some time since January 1, 1997, been indebted to one or more of the Company's subsidiary banks in amounts of $60,000 or more. All such loans were made in the ordinary course of business, did not involve more than normal risk of collectability or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the same time for comparable loan transactions by the lending bank with unaffiliated persons. No such loan is classified by the lending bank at present as a non-accrual, past due, restructured or potential problem loan.

     Outside of these and other normal customer relationships, none of these persons (or members of their immediate families) presently maintains or has maintained since January 1, 1997, directly or indirectly, any significant business or personal relationship with the Company other than such as might arise by virtue of his/her position with, or ownership interest in, the Company.



INDEPENDENT AUDITORS

     KPMG Peat Marwick LLP, Certified Public
Accountants, were the auditors for the Company for the year ended December 31, 1997. The Audit
Committee and Board are in the process of selecting the auditors for 1998. Representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire, and it is expected that they will be available to respond to appropriate questions from shareholders.





ITEM 2.  APPROVAL OF THE ARROW FINANCIAL
CORPORATION
1998 LONG TERM INCENTIVE PLAN


     The second item to be acted upon at the
Meeting is a proposal to approve the Arrow
Financial Corporation 1998 Long Term Incentive
Plan (the "1998 Plan"). The 1998 Plan provides for stock-based compensatory awards to employees in the form of stock options and restricted shares of the Company's Common Stock. In structure, the 1998 Plan is much like the Company's existing compensatory stock plan, the Arrow Financial Corporation 1993 Long Term
Incentive Plan (the "1993 Plan"), which was approved by the shareholders at the Company's
1993 annual meeting. The 1998 Plan is being proposed as the successor to the 1993 Plan when the latter runs out of authorized shares.
Although the Board of Directors believes that the remaining number of shares still available for stock awards under the 1993 Plan is sufficient to meet the Company's needs for compensatory awards in the immediate future, it is expected that the 1993 Plan may run out of shares at the beginning of next year, if not sooner.

     The total number of shares authorized for stock awards under the 1998 Plan has been set at 300,000 (subject to adjustments), the same number of shares that was initially authorized under the 1993 Plan. Although it is not possible to predict with certainty the number of stock-based awards that the Company may elect to grant in forthcoming periods under the 1998
Plan, due to the large number of variables that affect determinations regarding such grants, the Board of Directors currently anticipates that the additional 300,000 shares of Common Stock authorized for awards under the 1998 Plan should be adequate to meet the Company's needs for compensatory stock awards for at least another five-year period, absent unusual developments.

     The 1998 Plan was adopted by the Board of Directors on January 28, 1998, subject to approval by the shareholders of the Company.
Shareholder approval requires the affirmative vote of a majority of all the outstanding shares of Common Stock. Dissenting votes do not give rise to any rights on the part of dissenters.
On March 18, 1998, the last sale price of the Company's Common Stock, as reported on the NASDAQ National Market System, was $31.50 per share.



     It is not possible to estimate the number of stock options or shares of restricted stock that may be awarded under the 1998 Plan in the remainder of this calendar year or in any future period to the named executive officers in the Summary Compensation Table in this proxy statement, to all officers of the Company as a group, or to all Company employees as a group.
The Board of Directors does not believe that the number or type of stock awards actually granted to the named executive officers or the other officers or employees of the Company in 1997 would have been affected at all if the 1998 Plan had been in place during that year.

     The discussion of the 1998 Plan set forth below addresses the key elements of the proposed new plan, and describes each type of award authorized by the plan. For a copy of the full text of the 1998 Plan, please send a written request to Mr. Gerard R. Bilodeau, Corporate
Secretary, Arrow Financial Corporation, 250 Glen
Street, Glens Falls, New York 12801, or call Mr.
Bilodeau at (518) 745-1000, Ext. 243.

Principal Features of Plan

     The 1998 Plan authorizes the grant of stock options to purchase shares of the Company's
Common Stock and the grant of restricted shares of Common Stock. The stock options may be either so-called "incentive stock options", qualifying for special federal income tax treatment, or nonqualified stock options. The number of shares authorized for issuance under the 1998 Plan may be divided up in any fashion among incentive stock options, nonqualified stock options and restricted shares.

     Awards under the new plan may be granted to executives and other selected employees of the Company and its subsidiaries. The determination of those persons who are to receive awards and the number and type of awards that they are to receive will be at the discretion of the Personnel Committee of the Board of Directors
(the "Committee"), which will administer the plan. Stock-based compensatory awards of this type are generally considered to be effective in retaining the services of executive and other employees and motivating them to work for the success of the Company, by tying their overall compensation to long-term corporate performance.
Generally, awards granted under the 1998 Plan vest at some designated future date to be established by the Committee upon grant, and the awards will vest on that date (and in the case of options, will continue to be exercisable thereafter) only if and as long as the employee remains in the employment of the Company. In the case of options, the plan permits certain grace periods following termination of employment during which the option holder will continue to have the right to exercise the option. See the discussion of vesting and exercise periods for each type of award set forth in the summary of each below.

     The 1998 Plan will expire ten years after the date of Board approval, or on January 28, 2008. No awards may be granted under the plan after that date, although outstanding options may still be exercised thereafter in accordance with their terms. The Board of Directors may terminate the plan prior to that date, or otherwise modify or amend it, subject to applicable law.

Incentive Stock Options

     The 1998 Plan provides for the grant of
incentive stock options as defined in Section
422 of the Code. An incentive stock option differs from a nonqualified stock option in that the optionee exercising an incentive stock option is not subject to federal income taxation upon exercise but only upon subsequent disposition of the shares. The optionee exercising a nonqualified stock option is subject to federal income taxation upon exercise. These differences in tax treatment are described in more detail in the section
"Federal Income Tax Consequences" below.

     Under the terms of the 1998 Plan and
applicable tax law, the exercise price per share for incentive stock options may not be less than the fair market value of the shares -- basically, the market price of the Company's Common Stock -- on the date of grant.
An incentive stock option may be exercised only during an exercise period established by the Committee upon grant. Under the 1998 Plan and tax law, this exercise period may not begin earlier than six months after the date of grant and must end not later than ten years after the date of grant. Historically, in granting incentive stock options, the Committee has established staggered vesting dates, that is, the date of first exercise of the options has been spread over several years, with the options to become exercisable in twenty-five percent increments over the first four anniversaries of the date of grant. The Committee may, but need not, follow a similar approach and provide for staggered vesting of incentive stock options granted under the 1998 Plan. Under applicable provisions of the tax law, which are incorporated in the 1998 Plan, incentive stock options may be exercised up to, but not after, the date three months after the optionee's termination of employment, except in the case of death or disability, where the grace period for exercise may be extended.


     If the optionee exercising an incentive
stock option is to receive favorable federal income tax treatment, the optionee may not sell the shares received upon exercise until the later of (i) one year after the date of exercise, or (ii) two years after the date of grant. A sale within this holding period will result in tax disqualification of the option, that is, loss of the special tax benefits.

     Full payment for shares acquired upon
exercise of an incentive stock option must be made at the time of exercise. Payment may be made in cash or, if authorized by the Committee upon grant, in whole or in part by surrender of shares of Common Stock of the Company previously owned by the optionee, valued at their fair market value on the date of exercise.

     There are certain quantity limitations on the number of incentive stock options first exercisable in any one calendar year that may be granted to a single employee.

Nonqualified Stock Options

     The 1998 Plan also provides for the grant
of nonqualified stock options ("NQSOs").  Unlike
incentive stock options, NQSOs are not subject
to any restrictions under federal tax law, but
are limited only by the terms of the 1998 Plan.
Generally, however, the 1998 Plan imposes many
of the same limitations on NQSOs that apply to
incentive stock options.  The maximum exercise
period for an NQSO, like that for an incentive
stock option, may not commence earlier than six
months after the date of grant and may not
extend more than ten years after the date of
grant.   The limitations on exercise of an NQSO
following termination of employment of the
optionee are substantially identical to the
limitations applicable to incentive stock
options (although in the case of retirement of
an optionee, an NQSO may be exercised up to
twelve months after retirement, as compared to
three months in the case of an incentive stock
option).   Also, the provisions in the 1998 Plan
specifying the manner of exercise for NQSOs are identical to the comparable provisions for incentive stock options. As is true for incentive stock options, the exercise price per share for NQSOs may not be less than the fair market value of the shares (the market value of the Common Stock) on the date of grant.

     One difference under the 1998 Plan between NQSOs and incentive stock options is that the plan does not absolutely prohibit transferability of all NQSOs granted thereunder, whereas both tax law and the 1998
Plan prohibit transfer of incentive stock options during the life of the optionee. It is anticipated that the Committee may permit lifetime transferability of certain NQSOs granted under the 1998 Plan, but, if so, only for senior executives of the Company and then only in limited instances and subject to significant restrictions.

Restricted Shares

     The 1998 Plan also authorizes the grant of restricted shares of the Company's Common Stock, as does the 1993 Plan (although the Committee has never elected to grant any restricted shares thereunder). Restricted shares are merely shares which the grantee is not entitled to sell or otherwise transfer, and which are forfeitable, until ownership of the shares vests in the grantee. Under the plan, the minimum vesting period is three years, with the vesting schedules to be determined by the Committee on a case by case basis upon grant. If the grantee of restricted shares ceases to be employed by the Company or its subsidiaries prior to the vesting date, the restricted shares are forfeited back to the Company.

     Typically, restricted shares are granted at no purchase price, although the 1998 Plan provides that the Committee may elect to charge the grantee a de minimis purchase price upon grant (such as the par value of the shares), if it is required by law to do so or deems it appropriate in a particular case. Under the 1998 Plan, recipients of restricted shares will receive the right to vote the shares immediately upon grant, as well as the right to receive any dividends declared on Common Stock from the date of grant, prior to the vesting date for the shares.


Federal Income Tax Consequences

     The following is a brief summary of the
federal income tax consequences of the various awards which may be granted under the 1998 Plan.
The discussion is for purposes of general information only and does not address the specific facts and circumstances that may apply to individual award recipients. All persons who receive awards under the 1998 Plan should consult their own tax advisor to determine the particular tax consequences to them of their 1998 Plan awards.

     Incentive Stock Options: Persons receiving incentive stock options under the 1998 Plan will not recognize any income for federal income tax purposes upon grant to them of the options, nor will the Company receive any tax deductions at the time of grant. Moreover, if upon exercise of the option the optionee complies with all provisions of the Code relating to incentive stock options and subsequently complies with the Code provisions governing required holding period before disposing of the shares, the optionee will not recognize any taxable income upon exercise. Upon subsequent disposition of the shares, the optionee will recognize capital gain or loss equal to the difference between the sale price of the shares and the purchase price paid therefor upon exercise, and the Company will receive no tax deduction. If an optionee exercising an incentive stock option disposes of the option shares before expiration of the required holding period under the Code (the later of one year after exercise or two years after grant), the exercise will be treated for federal income purpose as the exercise of a nonqualified stock option.

     Nonqualified Stock Options:  Persons
receiving nonqualified stock options under the 1998 Plan will not recognize any income for federal income tax purposes upon grant to them of the options, nor will the Company receive any tax deduction at the time of grant.
Upon exercise of a nonqualified option, in cash or by surrender of stock already owned, the difference between the fair market value of the shares acquired at exercise and the purchase price paid therefor will be treated as ordinary income received as additional compensation, subject to federal income tax withholding and employment taxes, and the Company will receive a corresponding tax deduction. Generally, subsequent disposition of the option shares will result in recognition by the holder of capital gain or loss equal to the difference between the sale price and the fair market value of the shares on the date of exercise.

     Restricted Shares:  Under Section 83 of the
Code, persons receiving restricted shares under the 1998 Plan will not recognize any income for federal income tax purposes upon grant, and the Company will not receive any tax deduction, as long as the restricted shares are subject to a substantial risk of forfeiture and are non-transferable. At such time as the substantial risk of forfeiture ceases to exist and the shares become transferable, the shares will be taxable to the recipient as ordinary income received as compensation in an amount equal to the then fair market value of the shares (less the purchase price of the shares, if any), subject to federal income tax withholding and employment taxes, and the Company will be entitled to a corresponding tax deduction.

   *   *   *   *   *

     The Board of Directors believes that
adoption of the 1998 Plan will be in the best interests of the shareholders and, accordingly, recommends a vote FOR this proposal, which is
ITEM 2 on the Proxy Card. Proxies received in response to the Board's solicitation will be voted "FOR" approval of the 1998 Plan if no specific instructions are included thereon for
Item 2.

OTHER MATTERS
     The Board of Directors of the Company is not aware of any other matters that may come before the Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.


By Order of the Board of Directors

GERARD R. BILODEAU
Secretary

March 27, 1998




PROXY
ARROW FINANCIAL CORPORATION
250 GLEN STREET
GLENS FALLS, NY 12801

ANNUAL MEETING OF SHAREHOLDERS -  APRIL 29, 1998

THIS PROXY IS SOLICITED BY THE BOARD OF
DIRECTORS OF ARROW
FINANCIAL CORPORATION

The undersigned shareholder(s) of Arrow
Financial Corporation, a New York Corporation
(the "Company") hereby appoint(s) Robert G.
Landry and Bernard F. McPhillips, or either of them, with full power to act alone, the proxies of the undersigned, with full power of substitution and revocation, to vote all the shares of Common Stock of the Company, which the undersigned is entitled to vote, at the Annual
Meeting of Shareholders of the Company to be held at the Queensbury Hotel, Maple and Ridge
Streets, Glens Falls, New York 12801, at 2:00 p.m. on Wednesday, April 29, 1998, and at any adjournment thereof, with all powers the undersigned would possess if personally present as follows:

(To be Signed on Reverse Side)





[ X ] Please mark your votes as in this example using dark ink only.




1. Election of Directors
[   ] FOR all nominees listed at right (except
         as limited  below)
[   ] WITHHOLD authority to vote for all
         nominees listed at right:

Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) in the space provided.

---------------------------

Nominees: Class C:  Thomas L. Hoy
                    Edward F. Huntington
                    Doris E. Ornstein



2. To approve a new 1998 Long Term Incentive
Plan of the Company which will authorize the issuance of up to 300,000 shares of the Common
Stock in the form of stock options and
restricted stock.

[   ] FOR
[   ] AGAINST
[   ] ABSTAIN


You are requested to complete, date and sign this card and return this Proxy promptly to:

American Stock Transfer & Trust Company
40 Wall Street, 46 Fl.
New York, N.Y. 10269-0436


This Proxy will be voted as directed herein.  IF
NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED
"FOR" PROPOSALS 1 AND 2. If any other business is properly presented at the Annual Meeting, or any adjournments thereof, this Proxy will be voted at the discretion of Arrow's Board of Directors. The undersigned hereby revoke(s) any proxies heretofore given by the undersigned to vote at the Annual Meeting, or any adjournments thereof.

-----------------
DATE


-----------------------------
SIGNATURE


-----------------------------
SIGNATURE
IF HELD JOINTLY

Note: If the shares are registered in more than one name, each joint owner or fiduciary should sign personally. Persons signing as executors, administrators, trustees, corporate officers, or in other representative capacities should so indicate.





     ARROW FINANCIAL CORPORATION
    1998 LONG TERM INCENTIVE PLAN

 Section 1.  Establishment and Purpose

     Arrow Financial Corporation (the "Company") hereby establishes an incentive compensation plan to be named the Arrow Financial Corporation 1998 Long Term Incentive Plan (the "Plan"), for certain employees of the Company and its subsidiaries. The purpose of this Plan is to encourage those employees who receive awards under the Plan to acquire and maintain an interest in the Common Stock of the Company and thus to have added incentives to work for the success of the Company and its subsidiaries.

        Section 2.  Definitions

     Whenever used herein, the following terms shall have the respective meanings set forth below:

     (a) Award means any Option or Restricted Stock granted under the Plan.

     (b)  Award Agreement means the written
          agreement evidencing an Award under the
          Plan, which shall be executed by the Company and the Participant.

     (c) Board means the Board of Directors of the Company.

     (d)  Code means the Internal Revenue Code of
          1986, as amended and in effect from time to time.

     (e)  Committee means the Personnel Committee
          of the Board or any subcommittee thereof or successor committee thereto charged from time to time with the administration of this Plan, or, in the absence of any such committee or subcommittee thusly charged, the full
          Board.

     (f)  Company means Arrow Financial
          Corporation, a New York corporation.

     (g)  Disability means permanent and total
          disability as defined in Section 22(e)(3) of the Code, as determined by the Committee in good faith upon receipt of and in reliance on sufficient competent medical advice.

     (h) Eligible Employee means any salaried full-time employee (including officers and directors who are also employees) of the Company or any Subsidiary.

     (i)  Exercise Price of an Option means the
          purchase price per share of Stock upon
          exercise of the Option as fixed by the
          Committee upon grant, subject to adjustment thereafter under Section 12 of the Plan.

     (j) Fair Market Value of the Stock as of any particular date means (i) for any period during which the price of the Stock shall be reported by the National Market System of the National
          Association of Securities Dealers Automated
          Quotation System ("NASDAQ"), the last
          transaction price per share as quoted by National Market System of NASDAQ on the last preceding day on which the securities markets were open, (ii) for any period during which the price of the Stock shall not be reported by the National Market System of NASDAQ but shall be reported by NASDAQ, the closing bid price per share as reported by NASDAQ on the last preceding day on which the securities markets were open, or (iii) for any period during which the price of the Stock is not reported on NASDAQ, the fair market price per share of Stock for such date as determined by the Board.

     (k) Option means the right to purchase Stock at the Exercise Price for a specified period of time and subject to specified conditions; for purposes of the Plan, an Option may be either an Incentive Stock Option within the meaning of Section 422 of the Code or a so-called Nonqualified Stock Option, not qualifying under Section 422 of the Code.

     (l)  Participant means any Eligible Employee
          designated by the Committee to receive an Award under the Plan.

     (m) Period of Restriction means the period during which an Award of Restricted Stock is restricted pursuant to Section 10 of the Plan.

     (n)  Restricted Stock means shares of Stock
          awarded to an Eligible Employee that are both subject to certain restrictions on transfer and are subject to forfeiture, as specified in Section
          10 of the Plan.

     (o) Retirement means retirement with eligibility for normal or early retirement benefits under the terms of the Company's principal retirement plan in effect at such time.

     (p)  Stock means Common Stock of the Company.

     (q) Subsidiary means a subsidiary corporation of the Company as defined in Section 425 of the Code.

     (r)  Taxable Event means an event requiring
          Federal, state or local tax to be withheld with respect to an Award hereunder, including but not limited to the exercise of Nonqualified
          Stock Options, the ending of a period of Restriction with respect to Restricted Stock, the making by a participant of an election under Section 83(b) of the Code, or any of the foregoing with respect to a Performance
          Award.

       Section 3.  Administration

     The Plan will be administered by the Committee. The Committee will have sole authority and discretion to select those Eligible Employees who will receive Awards under the Plan and to determine the number and type of Awards to be granted to such Eligible Employees and the conditions applicable to such Awards, consistent with the terms of the Plan, provided that the Committee shall have the authority from time to time to designate a subcommittee consisting of two or more directors or executive officers of the Company, which subcommittee shall have such authority to make determinations with respect to the Plan as the Committee shall specify. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, and all actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons.

          Section 4.  Duration

     No Award may be granted under the Plan after the date that is ten (10) years after the date the Plan is approved by the Board. The Plan, unless earlier terminated pursuant to
Section 16, will expire upon the forfeiture, cancellation or vesting (including exercise, if appropriate) of the last Award granted or that may be granted under the Plan.

Section 5.  Shares Reserved Under the Plan

     There is hereby reserved for issuance under the Plan an aggregate of 300,000 shares of Stock, which is the maximum number of shares available for Awards granted under the Plan, subject to subsequent adjustment as provided in Section 12. Such shares may be authorized and unissued shares or treasury shares. Upon the grant of Awards under the Plan, the shares of Stock underlying such Awards will be deducted from the number of shares available for future Awards under the Plan, provided that, (i) upon the forfeiture of outstanding Options or shares of Restricted Stock prior to the exercise thereof (in the case of Options) or the vesting thereof (in the case of Restricted Stock), the shares underlying such forfeited Awards will be added back to the number of shares available for future Awards under the Plan, and (ii) in the event any Options granted under the Plan are exercised and the purchase price therefore is paid, in whole or in part, by the surrender of shares of Stock to the Company, the number of shares thus surrendered will be added back to the number of shares available for future Awards under the Plan.

       Section 6.  Participation

     In selecting Eligible Employees to receive Awards under the Plan and in determining the type and amount of their respective Awards, the Committee shall consider such factors as it deems pertinent. The grant of an Award to an Eligible Employee in any year shall not obligate the Committee to grant an Award to any other Eligible Employee in such year or to any Eligible Employee in any other year.

      Section 7.  Types of Awards

     The following Awards may be granted under the Plan:
(a) Incentive Options, (b) Nonqualified Stock Options, and (c) Restricted Stock, all as described below. Except as specifically limited herein, the Committee shall have complete discretion in determining the type and number of Awards to be granted to any Participant and the terms and conditions of such Awards, which terms and conditions need not be uniform as between different Participants.

  Section 8.  Incentive Stock Options

     (a)  Options granted under the Plan may be
"incentive stock options" qualifying under Section 422 of the Internal Code. Such Incentive Stock Options shall constitute options to purchase shares of Stock at an Exercise Price established by the Committee upon grant, which shall not be less than, but may be more than, 100 percent of the Fair
Market Value of the Stock as of the date of grant. The aggregate Fair Market Value (determined as the date of grant) of the Stock with respect to which any Incentive Stock
Options granted under the Plan to any one Participant
(together with all other incentive stock options previously granted to such Participant under the Plan and under all other option plans of the Company and its Subsidiaries) are exercisable for the first time during any calendar year shall not exceed $100,000.

     (b) The Committee shall establish upon grant of an Incentive Stock Option the period of time during which such Option will be exercisable by the Participant, provided that no Incentive Stock Option will continue to be exercisable, in whole or in part, more than ten years after the date of grant. Subject to this limitation, the Committee may provide upon grant that full exercisability of the Option will be phased in and/or phased out over some designated period of time. The Committee also may provide that exercisability of an Incentive Stock Option will be accelerated, to the extent such Option is not already then exercisable, upon the occurrence of a certain event or events as specified by the Committee, such as the Retirement of the Participant or a change in control of the Company. Generally, exercisability of an Incentive Stock
Option granted under the Plan is conditioned upon continued employment of the Participant by the Company and its Subsidiaries, provided that the Committee may specify upon grant that exercisability of such Option will continue for some designated period of time after termination of employment.
The maximum period of time for exercisability of an Incentive Stock Option after termination of employment (which shall be the applicable period of time of exercisability after termination of employment for each Incentive Stock Option granted under the Plan if the Committee does not specify otherwise) is as follows: (i) if employment is terminated other than due to the death or Disability of the Participant, exercisability may be extended for a maximum of 90 days after the date of termination; (ii) if employment is terminated due to the Disability of the Participant, exercisability may be extended for a maximum of 12 months after the date of termination (unless the Participant dies within such 12-month period, in which event exercisability may be extended until the later of the date 3 months after the date of death or the last day of such 12-month period); and (iii) if employment is terminated due to the death of the Participant, exercisability may be extended until the date ten years after the date of the original grant. Notwithstanding the preceding sentence, in no event may any Incentive Stock Option granted under the Plan be exercised after the date ten years after the date of grant. Leaves of absence required by law or otherwise granted by the Company and transfers of employment between the Company and/or its Subsidiaries shall not constitute a termination of employment.

     (c) Upon exercise of an Incentive Stock Option, in whole or in part, the Exercise Price with respect to the number of shares as to which the Option is then being exercised may be paid by check or, if the Committee has so authorized (and subject to any conditions imposed by the Committee) and if the Participant so elects, in whole or in part by delivery to the Company of shares of Stock then owned by the Participant.
Any Participant-owned Stock to be used in full or partial payment of the Exercise Price shall be valued at the Fair
Market Value of the Stock on the date of exercise. Delivery by the Company of the shares as to which an Incentive Stock Option has been exercised shall be made to the person exercising the Option or the designee of such person. If so provided by the Committee upon the grant of an Incentive
Stock Option, the shares of Stock issuable upon exercise of the Option may be subject to certain restrictions upon their subsequent transfer or sale. In the event the Exercise Price is to be paid in full or in part by surrender of Stock, in lieu of actual surrender of shares of Stock by the Participant, the Company may waive such surrender and instead deliver to or on behalf of the Participant a number of shares equal to the total number of shares as to which the Option is then being exercised less the number of shares which would otherwise have been surrendered by the Participant to the Company.

     (d)  The Committee may require reasonable
advance notice of exercise of an Incentive Stock Option, normally not to exceed three calendar days, and may condition exercise of such Option upon the availability of an effective registration statement or exemption from registration under applicable federal and state securities laws relating to the Stock being issued upon exercise.

 Section 9.  Nonqualified Stock Options

     (a) Options granted under the Plan may be so-called "nonqualified stock options," that is, options that do not qualify as "incentive stock options" under Section 422 of the Code. Such Nonqualified Stock Options shall constitute options to purchase shares of Stock at an Exercise Price established by the Committee upon grant, which Exercise
Price shall not be less than, but may be more than, 100 percent of the Fair Market Value of the Stock as of the date of grant.

     (b) The Committee shall establish upon grant of a Nonqualified Stock Option the period of time during which such Option will be exercisable by the Participant, provided that no Nonqualified Stock Option will continue to be exercisable, in whole or in part, later than ten years after the date of grant. Subject to this limitation, the Committee may provide that full exercisability of the Option will be phased in and/or phased out over some designated period of time. The Committee also may provide that exercisability of a Nonqualified Stock Option will be accelerated, to the extent such Option is not already then exercisable, upon the occurrence of a certain event or events as specified by the Committee, such as the Retirement of the Participant or a change in control of the Company. Generally, exercisability of a Nonqualified Stock Option granted under the Plan is conditioned upon continued employment of the Participant by the Company and its Subsidiaries, provided that the Committee may specify upon grant that exercisability of such Option will continue for some designated period of time after termination of employment. If the Committee does not specify otherwise, a Nonqualified Stock Option granted under the Plan will continue to be exercisable after termination of employment of the Participant, to the extent such Option was exercisable at termination of employment, as follows: (i) if employment is terminated other than due to the death, Disability or Retirement of the Participant, exercisability will continue for 90 days after the date of termination; (ii) if employment is terminated due to the Disability or Retirement of the Participant, exercisability will continue for 12 months after the date of termination (unless the Participant dies within such 12-month period, in which event exercisability will continue until the later of the date 3 months after the date of death or the last day of such 12-month period); and (iii) if employment is terminated due to the death of the Participant, exercisability may be extended until the date ten years after the date of the original grant. Notwithstanding the preceding sentence, in no event may any Nonqualified Stock Option granted under the Plan be exercised after the tenth anniversary of the date of grant. Leaves of absence required by law or otherwise granted by the Company and transfers of employment between the Company and/or its Subsidiaries shall not constitute a termination of employment.

     (c) Upon exercise of a Nonqualified Stock Option, in whole or in part, the Exercise Price with respect to the number of shares as to which the Option is then being exercised may be paid by check or, if the Committee has so authorized (and subject to any conditions imposed by the Committee) and if the Participant so elects, in whole or in part by delivery to the Company of shares of Stock then owned by the Participant. Any Participant-owned Stock to be used in full or partial payment of the Exercise Price shall be valued at the Fair Market Value of the Stock on the date of exercise. Delivery by the Company of the shares as to which a Nonqualified Stock Option has been exercised shall be made to the person exercising the Option or the designee of such person. If so provided by the Committee upon the grant of a Nonqualified Stock Option, the shares of Stock issuable upon exercise of the Option may be subject to certain restrictions upon their subsequent transfer or sale. In the event the Exercise Price is to be paid in full or in part by surrender of Stock, in lieu of actual surrender of shares of Stock by the Participant, the Company may waive such surrender and instead deliver to or on behalf of the Participant a number of shares equal to the total number of shares as to which the Option is then being exercised less the number of shares which would otherwise have been surrendered by the Participant to the Company.

     (d)  The Committee may require reasonable
advance notice of exercise of a Nonqualified Stock Option, normally not to exceed three calendar days, and may condition exercise of such an Option upon the availability of an effective registration statement or exemption from registration under applicable federal and state securities laws relating to the Stock being issued upon exercise.



     Section 10.  Restricted Stock

     (a) Restricted Stock shall consist of Stock or rights to Stock awarded under the Plan by the Committee which, during a Period of Restriction specified by the Committee upon grant, shall be subject to (i) restriction on sale or other transfer by the Participant and (ii) forfeiture by the Participant to the Company if the Participant ceases to be employed by the Company and its Subsidiaries, in each case as further defined and described in this Plan and by the Committee upon grant. Restricted Stock may be granted at no cost to Participants or, if subject to a purchase price, such price shall not exceed the par value of the Stock and shall be payable by the Participant to the Company in cash or by any other means that the Committee deems appropriate, including recognition of past employment.

     (b)  Except as otherwise provided below, the
minimum Period of Restriction for Restricted Stock shall be three years from the date of grant of the Award. The
Committee may provide upon grant of an Award of Restricted
Stock that different numbers or portions of the shares subject to the Award shall have different Periods of Restriction. The Committee also may specify upon grant of an Award of Restricted Stock or thereafter while such Award is outstanding that any Period of Restriction for the Restricted Stock subject to the Award otherwise still in effect will terminate immediately upon the occurrence of a specified event or one of several specified events, such as the retirement of the Participant or a change in control of the Company. The Committee also may establish upon grant of an Award of Restricted Stock that some or all of the shares subject thereto shall be subject to additional restrictions upon transfer or sale by the Participant (although not to forfeiture) after expiration of the Period of Restriction.

     (c) The Participant shall be entitled to all dividends declared and paid on Stock with respect to all shares of Restricted Stock held by the Participant, from and after the date such shares are awarded to the Participant and throughout the Period of Restriction except as otherwise specified by the Committee upon grant, and the Participant shall not be required to return any such dividends to the Company in the event of forfeiture of the Restricted Stock.

     (d) A Participant shall be entitled to vote all shares of Restricted Stock awarded to the Participant from and after the date of grant and throughout the Period of Restriction except as otherwise specified by the Committee upon grant.

     (e) Pending expiration of the Period of Restriction for an Award of Restricted Stock, certificates representing shares of Restricted Stock subject to the Award shall be held by the Company or the transfer agent for the Stock. Upon expiration of the Period of Restriction for any such shares, certificates representing such shares shall be delivered to the Participant or in the event of death of the Participant, to the beneficiary of the Participant.




     Section 11.  Award Agreements

     Within ten business days after the grant of an Award, the Company shall notify the Participant of the grant, and as soon as practicable thereafter, shall hand deliver or mail to the Participant an Award Certificate or Agreement, duly executed by and on behalf of the Company.
                    Section 12.  Adjustment
Provisions

     (a) If the Company shall at any time change the number of issued shares of Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under the Plan and reserved for issuance on the books of the Company relating to the Plan shall be adjusted and the number of shares (and, in the case of Options, the Exercise Price) covered by each outstanding Award shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such Award to the Participant shall not be changed. Awards may also contain provisions for their continuation or for other equitable adjustments after changes in the Stock resulting from reorganization, sale, merger or consolidation involving the Company or any Subsidiary or any issuance of stock rights or warrants by the Company or any similar occurrence.

     (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved for issuance hereunder, the Board may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization, upon such terms and conditions as it may deem appropriate.

    Section 13.  Nontransferability

     Except if the Committee shall provide otherwise with respect to an Award of a Nonqualified Stock Option, each Award granted under the Plan to a Participant shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the Participant's lifetime, only by the Participant. In the event of the death of a Participant holding an unexercised
Option, any exercise of the Option thereafter, if otherwise permitted, may be effected only by the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the Option shall pass by will or the laws of descent and distribution.

           Section 14.  Taxes

     The Company shall be entitled to withhold, and shall withhold, the minimum amount of any federal, state or local tax attributable to any Award granted under the Plan, whether upon exercise of a Nonqualified Stock Option or expiration or termination of a Period of Restriction for Restricted Stock or the occurrence of any other Taxable Event, after giving notice to the Participant affected by such tax withholding as far in advance of the Taxable Event as practicable, and in any such case in which repayment or indemnification of such amount by or on behalf of the Participant is required, the Company may defer making delivery as to any Award until such repayment or indemnification is completed. Such withholding obligation of the Company may be satisfied by any reasonable method, including, if the Committee so provides, by reducing the number of shares otherwise deliverable to or on behalf of the Participant on such Taxable Event by a number of shares having a fair value, based on the Fair Market Value of the Stock on the date of such Taxable Event, equal to the amount of such withholding obligation.

  Section 15.  No Right to Employment

     A Participant's right, if any, to continue to serve the Company or any Subsidiary as an officer, employee, or otherwise, shall not be enhanced or otherwise affected by the designation of such person as a Participant under the Plan.

 Section 16.  Amendment and Termination

     The Committee or the Board may amend the Plan from time to time or terminate the Plan at any time, provided that no such amendment may increase the number of shares reserved for issuance under the Plan unless such amendment has been approved by the shareholders of the Company. No amendment of the Plan shall reduce the amount of any existing Award or change the terms and conditions thereof in any manner adverse to the interests of the Participant without the Participant's consent. By mutual agreement between the Company and a Participant, one or more Awards may be granted to such Participant in substitution and exchange for, and in cancellation of, any Awards previously granted such Participant under this Plan, provided that any such substitution Award shall be deemed a new Award for purposes of calculating any applicable exercise periods for Options or Period of Restriction for Restricted Stock. To the event that any Awards that may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a Participant and not detrimental to the Company, any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Committee, and to the extent that any such Awards would so qualify within the terms of the Plan, the Committee shall have full and complete authority to grant
Stock Awards that so qualify (including the authority to grant, simultaneously or otherwise, Awards that do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such Awards under the Plan.

 Section 17.  Miscellaneous Provisions

     (a) Naming of Beneficiaries. In connection with an Award, a Participant may name one or more beneficiaries to receive the Participant's benefits, to the extent permissible pursuant to the various provisions of the Plan, in the event of the death of the Participant.

     (b) Successors. All obligations of the Company under the Plan will respect to Awards issued hereunder shall be binding on any successor to the Company.

     (c) Governing Law. The provisions of the Plan and all Award Agreements under the Plan shall be construed in accordance with, and governed by, the laws of the State of New York without reference to applicable conflict of laws provisions, except insofar as such provisions may be expressly made subject to the laws of any other state or federal law.

   Section 18.  Shareholder Approval

     The Plan, in order to become and remain effective, must be approved by the shareholders of the Company by the minimum requisite vote under all applicable law, if any.